Exhibit (a)(4)

Amended and Restated Establishment and Designation of Series of Shares

of Beneficial Interest, Par Value $0.01 Per Share, of

PIMCO Funds

WHEREAS, the shares of beneficial interest of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the “Trust”) are currently divided into 79 separate series and ten separate classes pursuant to those Establishment and Designations of Series of Shares of Beneficial Interest listed on Schedule A hereto (“Old Designations”); and

WHEREAS, this Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest is intended to (i) supersede and replace the Old Designations in their entirety, (ii) divide the shares of beneficial interest of the Trust into one additional series designated as PIMCO Money Market Portfolio, and (iii) divide the shares of beneficial interest of certain separate series of the Trust into one additional class designated Class P; now therefore be it

RESOLVED, pursuant to Sections 5.11 and 5.13 of the Amended and Restated Declaration of Trust dated March 31, 2000 (“Declaration”), the shares of beneficial interest of those separate series of the Trust defined as “Funds” below shall be divided into one additional class designated Class P; and

FURTHER RESOLVED, that the series of Shares of the Trust hitherto established and designated as follows:

PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO Commercial Mortgage Securities Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Convertible Fund

PIMCO Developing Local Markets Fund

PIMCO Diversified Income Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Extended Duration Fund

PIMCO European StocksPLUS® TR Strategy Fund

PIMCO Far East (ex-Japan) StocksPLUS® TR Strategy Fund

PIMCO Floating Income Fund

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Fundamental Advantage Tax Efficient Strategy Fund

PIMCO Fundamental Advantage Total Return Strategy Fund

PIMCO Fundamental IndexPLUS™ Fund

PIMCO Fundamental IndexPLUS™ TR Fund

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO GNMA Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO Income Fund

PIMCO International StocksPLUS® TR Strategy Fund (U.S. Dollar-Hedged)

PIMCO International StocksPLUS® TR Strategy Fund (Unhedged)

PIMCO Investment Grade Corporate Bond Fund

PIMCO Japanese StocksPLUS® TR Strategy Fund

PIMCO Liquid Asset Fund

PIMCO Loan Obligation Fund

PIMCO Long Duration Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Fund III

PIMCO Moderate Duration Fund

PIMCO Money Market Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO New York Municipal Bond Fund

PIMCO Real Return Fund

PIMCO Real Return Asset Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO RealRetirement 2010 Fund

PIMCO RealRetirement 2020 Fund

PIMCO RealRetirement 2030 Fund

PIMCO RealRetirement 2040 Fund

PIMCO RealRetirement 2050 Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO Small Cap StocksPLUS® TR Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® Municipal-Backed Fund

PIMCO StocksPLUS® TR Short Strategy Fund

PIMCO StocksPLUS® Total Return Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund III

(each a “Fund” and collectively the “Funds”)

PIMCO Asset-Backed Securities Portfolio

PIMCO Asset-Backed Securities Portfolio II

PIMCO Developing Local Markets Portfolio

PIMCO Emerging Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Money Market Portfolio

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

PIMCO Municipal Sector Portfolio

PIMCO Opportunity Portfolio

PIMCO Real Return Portfolio

PIMCO Short-Term Portfolio

PIMCO Short-Term Portfolio II

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II

(each a “Portfolio and collectively the “Portfolios”, and together with the Funds, the “Series”)

shall have the following special and relative rights:

1. Each Fund (except the PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund and PIMCO RealRetirement 2050 Fund) shall issue its shares of beneficial interest with respect to up to eleven separate classes: Institutional Class, Administrative Class, Advisor Class, Class A, Class B, Class C, Class D, Class J, Class K, Class P and Class R. Each of the PIMCO Fundamental Advantage Tax Efficient Strategy Fund, PIMCO Fundamental Advantage Total Return Strategy Fund, PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund, PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund and PIMCO RealRetirement 2050 Fund shall issue its shares of beneficial interest with respect to up to five classes of shares: Institutional Class, Administrative Class, Class A, Class D and Class P.

2. Each Series shall be authorized to invest in cash, securities, instruments and other property as described from time to time in the offering materials of the Series (“Eligible Portfolio Instruments”). Each share of beneficial interest of the Series (“Share”) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Series, and shall be entitled to receive their pro rata share of net assets of the Series upon liquidation of the Series, all as provided in the Declaration.

3. Each Series may pursue its investment objective directly by investment in Eligible Portfolio Instruments or indirectly by investment in one or more underlying investment vehicles or funds that in turn invest in Eligible Portfolio Instruments and whose shares may be offered to other parties as well as to the Series.

4. Shareholders of each Series shall vote separately as a class on any matter, except, consistent with the Investment Company Act of 1940, as amended (“the Act”), the rules thereunder, and the offering materials of the Funds, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration, unless the amendment affects fewer than all classes of Shares, in which case only shareholders of the affected classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular Series of the Trust, in which case only the shareholders of such Fund shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Series, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Series alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Series entitled to vote on the matter is required.

5. Shares of the Series shall be subject to such selling restrictions, restrictions as to transfer or other terms as shall be established by the Trustees and described in the offering materials for the Series.

6. (a) The assets and liabilities of the Trust shall be allocated among the Series of the Trust as set forth in Section 5.11 of the Declaration.

(b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different classes.

(c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all classes for all purposes.

7. Shares of each class of each Series may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in each Series’ then-current prospectus.

8. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series or class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of such Series or class, provided that such change shall not adversely affect the rights of the Shareholders of such Series or class.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 26th day of February, 2008.

/s/ R. Wesley Burns
R. Wesley Burns

/s/ E. Philip Cannon
E. Philip Cannon

/s/ Vern O. Curtis
Vern O. Curtis

/s/ J. Michael Hagan
J. Michael Hagan

/s/ Brent R. Harris
Brent R. Harris

/s/ William J. Popejoy
William J. Popejoy

SCHEDULE A

1.	Establishment and Designation of International Bond Portfolio dated May 24, 1988

2.	Establishment and Designation of Global Portfolio, Foreign Portfolio, Low Duration Divestiture Portfolio and Total Return Divestiture Portfolio dated August 28, 1990

3.	Establishment and Designation of Total Return II Portfolio, Low Duration II Portfolio and High Yield Portfolio dated May 28, 1991

4.	Establishment and Designation of Income and Capital Preservation Portfolio I and Income and Capital Preservation Portfolio II dated May 27, 1991

5.	Amended and Restated Establishment and Designation to change the names of the following series from Long Duration Portfolio, Low Duration Portfolio, Mortgage Plus Portfolio, Short- Term Portfolio, Total Return Portfolio, Growth Stock Portfolio, Market Mirror Stock Portfolio, International Portfolio, Global Portfolio, Foreign Portfolio, Low Duration Divestiture Portfolio, Total Return Divestiture Portfolio, High Yield Portfolio, Total Return Portfolio II, Low Duration Portfolio II, Income and Capital Preservation Portfolio, Income and Capital Preservation Portfolio II to Long Duration Fund, Low Duration Fund, Mortgage Plus Fund, Short-Term Fund, Total Return Fund, Growth Stock Fund, Market Mirror Stock Fund, International Fund, Global Fund, Foreign Fund, Low Duration Divestiture Fund, Total Return Divestiture Fund, High Yield Fund, Total Return Fund II, Low Duration Fund II, Income and Capital Preservation Fund, Income and Capital Preservation Fund II, respectively, dated February 25, 1992

6.	Amended Establishment and Designation to change the names of the following series from Low Duration South Africa Free Fund to Low Duration Fund III and from Total Return South Africa Free Fund to Total Return Fund III dated May 26, 1992

7.	Amended Establishment and Designation to change the name of the following series from Market Mirror Stock Fund to Stocks Plus Fund dated August 25, 1992.

8.	Amended Establishment and Designation to change the name of the following series from Long Duration Fund to Long Term U.S. Government Fund dated November 24, 1992

9.	Second Amended and Restated Establishment and Designation of Classes A and B for Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Mortgage Plus Fund, Long-Term U.S. Government Fund, Short-Term Fund, Total Return Fund, Total Return Fund II, Total Return Fund III, Growth Stock Fund, StocksPLUS Fund, International Fund, Global Fund, Foreign Fund, High Yield Fund, Income and Capital Preservation Fund and Income and Capital Preservation Fund II dated May 31, 1994

10.	Amended Establishment and Designation to change the name of the following series from Mortgage Plus Fund to Commercial Mortgage Securities Fund and Establishment and Designation of Modern Duration Fund and VersaSTYLE Equity Fund dated August 23, 1994

11.	Amended Establishment and Designation to change the name of the following series from Income and Capital Preservation Fund to PIMCO Money Market Fund and from Income and Capital Preservation Fund II to PIMCO Total Return Fund II

12.	Termination of Total Return Fund II and Amended Establishment and Designation to change the name of the following series from Income and Capital Preservation Fund II to PIMCO Total Return Fund II dated October 31, 1995

13.	Establishment and Designation of StocksPLUS Short Strategy Fund dated November 21, 1995

14.	Amended Establishment and Designation to change the name of the following series from PIMCO VersaSTYLE Equity Fund to PIMCO VersaSTYLE Equity Fund II, and Establishment and Designation of PIMCO Balanced Fund and PIMCO VersaSTYLE Equity Fund dated February 27, 1996

15.	Termination and Dissolution of Growth Stock Fund dated June 2, 1996

16.	Termination of VersaSTYLE Equity Fund II and VersaSTYLE Equity Fund dated August 27, 1996

17.	Establishment and Designation of Global Income Fund and Establishment of A, B, C, Institutional and Administrative Classes for Money Market Fund, Short-Term Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Moderate Duration Fund, High Yield Fund, Total Return Fund, Total Return Fund II, Total Return Fund III, Commercial Mortgage Securities Fund, Long-Term U.S. Government Fund, Foreign Fund, Global Fund, International Fund, StocksPLUS Fund, StocksPLUS Short Strategy Fund and Strategic Balanced Fund dated August 27, 1996

18.	Establishment and Designation of Real Return Bond Fund dated November 19, 1996

19.	Amended Establishment and Designation to change the name of the following series from Foreign Fund, International Fund, Global Fund, Global Income Fund, Balanced Fund to Foreign Bond Fund, International Bond Fund, Global Bond Fund, Global Bond Fund II, Strategic Balanced Fund, respectively, dated November 19, 1996

20.	Establishment and Designation of Low Duration Mortgage Fund, Total Return Mortgage Fund, Emerging Markets Bond Fund and Emerging Markets Bond Fund II dated June 1, 1997

21.	Establishment and Designation of PIMCO Municipal Bond Fund dated December 30, 1997

22.	Amended and Restated Establishment and Designation of Money Market Fund, Short-Term Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Moderate Duration Fund, High Yield Fund, Total Return Fund, Total Return Fund II, Total Return Fund III, Commercial Mortgage Securities Fund, Low Duration Mortgage Fund, Long-Term U.S. Government Fund, Municipal Bond Fund, Real Return Bond Fund, Foreign Bond Fund, Global Bond Fund, Global Bond Fund II, International Bond Fund, Emerging Markets Bond Fund, Emerging Markets Bond Fund II, StocksPLUS Fund, StocksPLUS Short Strategy Fund and Strategic Balanced Fund to Establish Class D shares dated February 24, 1998

23.	Establishment and Designation of PIMCO Long Duration Fund dated September 11, 1998

24.	Establishment and Designation of PIMCO Low Duration Municipal Bond, PIMCO California Intermediate Municipal Bond and PIMCO New York Intermediate Municipal Bond Funds dated May 25, 1999

25.	Establishment and Designation of Classes J and K for Money Market Fund, Short-Term Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Low Duration Mortgage Fund, Moderate Duration Fund, Real Return Bond Fund, Total Return Fund, Total Return Fund II, Total Return Fund III, Total Return Mortgage Fund, High Yield Fund, Commercial Mortgage Securities Fund, Long Term U.S. Government Fund, Long Duration Fund, Municipal Bond Fund, Global Bond Fund, Global Bond Fund II, Foreign Bond Fund, International Bond Fund, Emerging Markets Bond Fund, Emerging Markets Bond Fund II, Strategic Balanced Fund, Convertible Bond Fund, StockPLUS Fund, StocksPLUS Short Strategy Fund dated May 25, 1999

26.	Establishment and Designation of PIMCO Loan Obligation Fund dated May 25, 1999

27.	Establishment and Designation of PIMCO Private Account Portfolios: PIMCO Mortgage Exposure Portfolio, PIMCO Mortgage Exposure Portfolio II, PIMCO U.S. Government Exposure Portfolio, PIMCO U.S. Government Exposure Portfolio II, PIMCO High Grade Corporate Exposure Portfolio, PIMCO Short-Term Portfolio, PIMCO Short-Term II Portfolio, PIMCO Opportunity Portfolio, PIMCO High Yield Exposure Portfolio, PIMCO International Exposure Portfolio and PIMCO Emerging Markets Exposure Portfolio dated August 24, 1999

28.	Amended Establishment and Designation to change the name of the following series from PIMCO Low Duration Municipal Bond Fund to PIMCO Short Duration Municipal Income Fund dated August 31, 1999

29.	Establishment and Designation of PIMCO Real Return Bond Portfolio dated October 8, 1999

30.	Amended Establishment and Designation to change the name of the following Private Account Portfolio series from PIMCO U.S. Government Exposure Portfolio, PIMCO U.S. Government Exposure II Portfolio, PIMCO Mortgage Exposure Portfolio, PIMCO Mortgage Exposure Portfolio II, PIMCO High Grade Corporate Exposure Portfolio, PIMCO High Yield Exposure Portfolio, PIMCO International Exposure Portfolio, PIMCO Emerging Markets Exposure Portfolio to PIMCO U.S. Government Sector Portfolio, PIMCO U.S. Government Sector Portfolio II, PIMCO Mortgage Portfolio, PIMCO Mortgage Portfolio II, PIMCO Investment Grade Corporate Portfolio, PIMCO High Yield Portfolio, PIMCO International Portfolio, PIMCO Emerging Markets Portfolio, respectively, dated October 8, 1999

31.	Establishment and Designation of Investment Grade Corporate Bond Fund dated January 6, 2000

32.	Establishment and Designation of PIMCO Municipal Sector Portfolio dated February 22, 2000

33.	Establishment and Designation of PIMCO Convertible Bond Fund

34.	Amended Establishment and Designation to change the name of the following series from Convertible Bond Fund to Convertible Fund dated February 22, 2000

35.	Amended Establishment and Designation to change the name of the following series from PIMCO New York Intermediate Municipal Bond Fund to PIMCO New York Municipal Bond Fund dated May 16, 2000

36.	Establishment and Designation of PIMCO California Municipal Bond Fund and PIMCO Short-Term Emerging Markets Portfolio dated May 16, 2000

37.	Establishment and Designation of PIMCO European Convertible Fund, PIMCO Asset-Backed Securities Portfolio and PIMCO Asset-Backed Securities Portfolio II dated August 22, 2000

38.	Establishment and Designation of PIMCO Real Return Fund II and PIMCO Real Return Asset Fund May 22, 2001

39.	Establishment and Designation of PIMCO Liquid Assets Fund dated August 21, 2001

40.	Establishment and Designation of PIMCO CommodityRealReturn Strategy Fund dated February 26, 2002

41.	Establishment and Designation of PIMCO StocksPLUS Total Return Fund and PIMCO All Asset Fund dated May 28, 2002

42.	Establishment and Designation of Advisor Class and Class R for Money Market Fund, Liquid Assets Fund, Short-Term Fund, Low Duration Fund, Low Duration Fund II, Low Duration III, GNMA Fund, Moderate Duration Fund, Real Return Fund, Real Return Fund II, Real Return Asset Fund, CommodityRealReturn Strategy Fund, Total Return Fund, Total Return Fund II, Total Return Fund III, Total Return Mortgage Fund, Commercial Mortgage Securities Fund, Investment Grade Corporate Bond Fund, High Yield Fund, Long-Term U.S. Government Fund, Long Duration Fund, Global Bond Fund, Global Bond Fund II, Foreign Bond Fund, Emerging Markets Bond Fund, Short Duration Municipal Income Fund, Municipal Bond Fund, California Intermediate Municipal Bond Fund, California Municipal Bond Fund, New York Municipal Bond Fund, Strategic Balanced Fund, All Asset Fund, Convertible Fund, European Convertible Fund, StocksPLUS Fund, StocksPLUS Total Return Fund and StocksPLUS Short Strategy Fund dated November 19, 2002

43.	Establishment and Designation of All Asset Fund dated February 25, 2003

44.	Establishment and Designation of PIMCO Diversified Income Fund dated May 27, 2003

45.	Establishment and Designation of Institutional and Administrative Classes of Shares of PIMCO StocksPLUS Total Return Fund dated May 27, 2003

46.	Establishment and Designation of PIMCO All Asset All Authority Fund, PIMCO European StocksPLUS TR Strategy Fund, PIMCO Far East (ex-Japan) StocksPLUS TR Strategy Fund, PIMCO International StocksPLUS TR Strategy Fund, PIMCO Japanese StocksPLUS TR Strategy Fund, PIMCO RealEstateRealReturn Strategy Fund, PIMCO StocksPLUS Municipal-Backed Fund and PIMCO StocksPLUS Short Strategy Fund dated August 19, 2003

47.	Establishment and Designation of PIMCO Foreign Bond Fund (Unhedged) dated February 24, 2004

48.	Establishment and Designation of PIMCO Floating Income Fund dated May 25, 2004

49.	Establishment and Designation of PIMCO Developing Local Markets Fund, PIMCO Fundamental IndexPLUS Fund and PIMCO Fundamental IndexPLUS TR Fund dated February 23, 2005

50.	Establishment and Designation of Series of Shares of Beneficial Interest Relating to the PIMCO Small Cap StocksPLUS TR Fund December 16, 2005

51.	Establishment and Designation of PIMCO High Yield Municipal Bond Fund dated April 18, 2006

52.	Establishment and Designation of PIMCO California Short Duration Municipal Income Fund, PIMCO Extended Duration Fund and PIMCO Long Duration Total Return Fund dated May 22, 2006

53.	Establishment and Designation of PIMCO International StocksPLUS TR Strategy Fund (Unhedged) dated August 15, 2006

54.	Amended Establishment and Designation to change the name of the following series from PIMCO International StocksPLUS TR Strategy Fund to PIMCO International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged) dated October 1, 2006

55.	Establishment and Designation of PIMCO Developing World Bond Fund dated October 5, 2006

56.	Amended Establishment and Designation to change the name of the following series from PIMCO Developing World Bond Fund to PIMCO Emerging Local Bond Fund dated November 14, 2006

57.	Establishment and Designation of PIMCO Income Fund dated November 14, 2006

58.	Establishment and Designation of PIMCO StocksPLUS® Long Duration Fund dated May 22, 2007

59.	Amended Establishment and Designation to change the name of the following series from PIMCO Real Return Bond Portfolio to PIMCO Real Return Portfolio dated May 11, 2007

60.	Amended Establishment and Designation to change the name of the following series from PIMCO Short-Term Emerging Markets Portfolio to PIMCO Developing Local Markets Portfolio dated May 11, 2007

61.	Amended Establishment and Designation to change the name of the following series from PIMCO Total Return Mortgage Fund to PIMCO Mortgage-Backed Securities Fund dated May 22, 2007

62.	Establishment and Designation of PIMCO RealRetirement 2010 Fund, PIMCO RealRetirement 2020 Fund PIMCO RealRetirement 2030 Fund, PIMCO RealRetirement 2040 Fund; PIMCO RealRetirement 2050 Fund, PIMCO Advantage Total Return Strategy Fund and PIMCO Advantage Tax Efficient Strategy Fund dated December 10, 2007